George Brenner
Certified Public Accountant
9300 Wilshire Boulevard, Suite 480
Beverly Hills, California 90212


May 27, 1999


U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:	eConnect (formerly know as Betting, Inc.) Form SB-2

Dear Sir/Madame:

As a certified public accountant, I hereby consent to the inclusion in this Form SB-2 Registration Statement of my report dated
April 7, 1999 in Betting, Inc.s Form 10-KSB for the fiscal year ended
August 31, 1998, and to all references to my firm included in this Registration Statement.

Sincerely,



							/s/  George Brenner
							George Brenner, C.P.A.


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